Exhibit (h)(12)

AMENDMENT NO. 2 TO MASTER SERVICES AGREEMENT

THIS AMENDMENT NO. 2 TO MASTER SERVICES AGREEMENT (this “Amendment”) effective as of December 28, 2022, by and among Parnassus Funds and Parnassus Income Funds, each a Massachusetts business trust (the “Trust”), and Ultimus Fund Solutions, LLC, an Ohio limited liability company (“Ultimus”).

WHEREAS, Ultimus and the Trust are parties to that certain Master Services Agreement dated December 31, 2020, as amended (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as described herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

(a)	Schedule A to the Agreement hereby is deleted in its entirety and replaced with Schedule A attached hereto, as the same may be amended from time to time.

2.	Miscellaneous.

(a)	Except as amended hereby, the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.

PARNASSUS FUNDS		ULTIMUS FUND SOLUTIONS, LLC

By:	/s/ Marc Mahon	By:	/s/ Gary Tenkman
	Marc Mahon		Gary Tenkman
	Executive Vice President & Treasurer		Chief Executive Officer

PARNASSUS INCOME FUNDS

By:	/s/ Marc Mahon
Marc Mahon
Executive Vice President & Treasurer

SCHEDULE A

as of December 28, 2022

to the

Master Services Agreement

between

Parnassus Funds and Parnassus Income Funds

and

Ultimus Fund Solutions, LLC

entered into as of December 31, 2020

Fund Portfolios

Parnassus Core Equity Fund

Parnassus Mid Cap Fund

Parnassus Endeavor Fund*

Parnassus Mid Cap Growth Fund

Parnassus Fixed Income Fund

Parnassus Growth Equity Fund

*	To be renamed Parnassus Value Equity Fund effective as of December 30, 2022.

Appendix A